POWER OF ATTORNEY

Know all by these presents, that the undersigned revokes the Power of Attorney appointing W. David Romoser and in its place, hereby constitutes and appoints each of James F. Stern and Kenneth J. Maciolek, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or more than 5% shareholder of A. O. Smith Corporation (the "Company"), any and all forms, applications and other documents as may be necessary or advisable for the undersigned to file under the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act"), including, without limitation, Forms 3, 4 and 5 and Schedules 13D and 13G in accordance with Section 16(a) and Section 13(d), respectively, of the Exchange Act (collectively, "Exchange Act Documents");

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an affiliate and/or holder of restricted stock of the Company, any and all forms, applications and other documents as may be necessary or advisable for the undersigned to file under the Securities Act of 1933 and the rules thereunder (the "Securities Act"), including, without limitation, Form 144 pursuant to Rule 144 under the Securities Act (collectively, "Securities Act Documents" and, collectively with Exchange Act Documents, "Documents");

 (3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Act or the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of July, 2007.

/s/William F. Buehler

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